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                                   EXHIBIT 5.1




                                                                  15 August 1997



Tyco International Ltd.
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda


Dear Sirs:

RE:     TYCO INTERNATIONAL LTD. (THE "COMPANY")

This opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission, Washington, D.C. 20549 of a Form S-8 Registration Statement and related documents to be used in relation to the Tyco International Ltd. Long Term Incentive Plan; Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees and The Kendall Company Management Stock Incentive Plan.

Terms defined in the Registration Statement, unless otherwise defined herein, have the same meanings when used in this opinion.

For the purposes of the opinions herein expressed, we have examined such documents of public record in Bermuda and such other documents as we have considered necessary, including the following:

(A) a draft dated August 13, 1997 of the S-8 Registration Statement referred to above (the "Registration Statement");

(B) a copy of the Tyco International Ltd. Long Term Incentive Plan, the Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees and The Kendall Company Management Stock Incentive Plan (together the "Plans");

(C) the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Company;

(D) a copy of the Shareholder Resolutions adopted at the Special General Meeting of ADT Limited held on July 2, 1997; and

(E) a copy of unanimous Written Resolutions of the Board of Directors of ADT Limited adopted on July 2, 1997.


We have assumed:

(i) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions herein expressed;

(ii)  the genuineness of all signatures on the documents which we have examined;

(iii) the conformity to original documents of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us;


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(iv)  the accuracy and completeness of all factual representations made in the documents examined by us;

(v) that each of the Plans is valid, binding and enforceable under the laws by which it is expressed to be governed;

(vi) that when filed with the Securities and Exchange Commission, the Registration Statement will not differ in any material respect from the draft which we have examined.

Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that;

(1) The Company is a company duly incorporated with limited liability and validly existing under the laws of Bermuda.

(2) The issuance of Common Shares of US$0.20 per share, pursuant to the Plans has been duly authorised by the Company and, upon issuance and payment therefore in the manner contemplated by the Plans, such Common Shares will be validly issued, fully paid and non-assessable shares of capital stock of the Company.

Our reservations are as follows:

(A) Our opinion is confined to and given on the basis of the laws of Bermuda as currently applied by the courts of Bermuda and we have made no investigation of, nor do we express any opinion on, the laws of any jurisdiction other than Bermuda.

(B) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the member holding such shares, that no such member shall be bound by an alteration in the Memorandum of Association, or Bye-Laws of the Company after the date on which he became a member, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

This opinion is to be governed by and construed in accordance with the laws of Bermuda.




We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company relating to the Tyco International Ltd. Long Term Incentive Plan, the Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees and The Kendall Company Management Stock Incentive Plan. This opinion shall not otherwise be disclosed to or relied upon by any other person or entity for any other purpose without our prior written consent.

Yours faithfully,



APPLEBY, SPURLING & KEMPE



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